Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

F. BRAD DENARDO, CHAIRMAN, PRESIDENT & CEO

(540) 951-6213   bdenardo@nbbank.com

LORA JONES, TREASURER & CFO

(540) 951-6238   ljones@nbbank.com

NATIONAL BANKSHARES, INC. DECLARES SEMI-ANNUAL DIVIDEND

BLACKSBURG, VA, NOVEMBER 9, 2022:  The Board of Directors of National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today approved payment on December 1, 2022 of a semi-annual dividend of $0.78 per share to all stockholders of record as of November 21, 2022. This semi-annual dividend payment is an increase of $0.06 per share, or 8.33%, from the semi-annual dividend paid June 1, 2022. The total annual dividend of $1.50 per share for 2022 is an increase of $0.06 per share, or 4.17% from the total annual dividend of $1.44 paid in 2021.

President and Chief Executive Officer F. Brad Denardo commented, “National Bankshares continues to be profitable, efficient, and well-capitalized. We are pleased to reward our stockholders’ investment with this increased dividend payment, and we are grateful for their ongoing support.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc. National Bank is a community bank operating from 24 full-service offices and two loan production offices. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area. The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com